Date: 8 18 25
Post: Webull Social Media Post – EZBC

Post Language:
@$Bitcoin exposure without the hassle of buying bitcoin directly. That's EZBC. Meet $Franklin Bitcoin ETF (EZBC). EZBC holdings: @$Bitcoin (100.0%).

See fund & holding details.
See fund prospectus.


EZBC
Franklin Bitcoin ETF
ETFs | FRANKLIN TEMPLETON

Preview of Post in Webull App

FRANKLIN TEMPLETON

$Bitcoin exposure without the hassle of buying bitcoin directly. That's EZBC. $Franklin Bitcoin ETF (EZBC).

EZBC holdings: $Bitcoin (100.0%).

See fund & holding details.
See fund prospectus.


EZBC
Franklin Bitcoin ETF
ETFs | FRANKLIN TEMPLETON

The Fund has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC, when available, for more complete information about the Fund and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting franklintempleton.com.